UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2015

HENNESSY CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 900 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 300-8242

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 20, 2015, Hennessy Capital Acquisition Corp. (the “Company”) issued a press release announcing the satisfaction of its minimum cash requirement in its previously announced acquisition of School Bus Holdings, Inc., which, through its subsidiaries, conducts its business under the “Blue Bird” name (the “Business Combination”), and the adjournment of the special meeting of the Company’s stockholders relating to the Business Combination (the “Special Meeting”) to 5:30 p.m., Eastern time, on February 23, 2015, at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

Based on commitments received and shares not redeemed by the Company’s public stockholders (or validly withdrawn from redemption) as of 5:00 p.m., Eastern time, on February 20, 2015, the Company has satisfied the $100 million minimum cash requirement in the purchase agreement relating to the Business Combination. The deadline for the Company’s stockholders to exercise their redemption rights in connection with the Business Combination expired on February 18, 2015. Any demands for redemption made prior to such deadline may be withdrawn at any time until the vote is taken with respect to the Business Combination at the Special Meeting by making a request to Continental Stock Transfer & Trust Company, the Company’s transfer agent, to return the shares (physically or electronically) to such public stockholder.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Additional Information about the Business Combination

The Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the Business Combination and other matters and, beginning on January 21, 2015, mailed the definitive proxy statement and other relevant documents to stockholders of the Company as of the January 2, 2015 record date for the Special Meeting. Stockholders of the Company and other interested persons are advised to read the definitive proxy statement and any other relevant documents (including the supplement to the definitive proxy statement, dated February 10, 2015) that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company, SBH and the Business Combination. Stockholders may also obtain a free copy of the definitive proxy statement, as well as other relevant documents that have been or will be filed with the SEC (including the supplement to the definitive proxy statement, dated February 10, 2015), without charge, at the SEC’s website located at www.sec.gov or by directing a request to Daniel J. Hennessy, Chairman and Chief Executive Officer, 700 Louisiana Street, Suite 900, Houston, Texas, 77002, (312) 876-1956.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the Business Combination and the other matters set forth in the definitive proxy statement. Information regarding the Company’s directors and executive officers and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Company’s definitive proxy statement for the Business Combination, which has been filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K may include forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “believe” and “expect”. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the ability to satisfy closing conditions for the Business Combination, including stockholder and other approvals, the performances of the Company and Blue Bird, the ability of the combined company to be successful in its appeal of the delisting determination by the staff of the Listing Qualifications Department of the Nasdaq Stock Market and to meet Nasdaq’s listing standards, including having the requisite number of stockholders, and the risks identified in the Company’s prior and future filings with the SEC (available at www.sec.gov), including the Company’s definitive proxy statement filed in connection with the Business Combination (and the supplement to the definitive proxy statement, dated February 10, 2015) and the Company’s final prospectus dated January 16, 2014. These statements speak only as of the date they are made and the Company undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated February 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2015	HENNESSY CAPITAL ACQUISITION CORP.

	By:	/s/ Daniel J. Hennessy
	Name:	Daniel J. Hennessy
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 20, 2015